Exhibit 24

Limited Power of Attornev The undersigned , does hereby a uthorize and designate James Fxy , with the right t o substitute and resubstit ut e, but for only so lon g he is an employee of AerSale Corporation, a Delaware corporation (the "Company"), to sign and file on the undersigned ' s behalf (i) the application for the required Securities and Exchange Commissio n ( " SEC") electronic CIK/CCC codes and (ii) any and all Forms 3 , 4 and 5 and Forms 144 relati 11 g to e quity securities of the Company with the SEC pursuant to the requirements of Section 1 6 of the Securities Exc han ge Act of 1934 , as amended ("Section 16 " ), and Rule 144 under the Securities Act of 1933 , as amended . This authorization , unl ess earlier revoked in writing, shall be valid until the undersigned ' s reporting obligations under Section 1 6 and Rule 144 with respect to equity securi ti es of the Company s hall cease . All prior such authorizations are hereby revoked . IN WITNESS WHEREOF , the undersigned has executed this Limited Power of Attorney this/ . Dy of April , 2023 . The foregoing in s trument was acknowledged before m e this 17th d ay of April 2023, by Andrew Levy , personally known to me. A8U \ Amy Blanch field , Notary Public Miami - Dade Co unty , F l orida :'$ - '' 1 1 '/}%/ Amy Blanchfield i f ··· - -- .< Comm.:HH 256587 i - - );J Exp ires:Apri 2 l 4,2026 it,t i Notary Public - State of Florida 4858 - 0631 - 5356 . 2